SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2016

Microlin Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55425	45-4507811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On February 9, 2016 we entered into a License Agreement (the “Agreement”) with Université Laval, a Canadian university, under which we have agreed to jointly develop microRNA-based treatments for Alzheimer’s Diseases (AD). Under the Agreement, we have been granted the exclusive worldwide license for the development and the commercialization of novel molecules and methods against certain microRNAs found to play a role in AD. The Agreement requires us to undertake commercially reasonable efforts to commercialize or otherwise develop the licensed technology. The agreement sets forth certain performance milestones which we are required to meet, including:

  Commencing a phase I clinical trial with respect to a product within two (2) years;
  Commencing a phase II clinical trial with respect to a product within five (5) years; and
  Commencing a clinical phase III trial with respect to a product within seven (7) years.

We may satisfy these obligations through our own efforts or through the efforts of one or more sub-licensees. If, despite using commercially reasonable efforts to do so, and taking into account delays which are due to factors (including technical or regulatory issues) which are out of our reasonable control or not reasonably foreseeable, the foregoing time frames will be extended in good faith. We are required to submit reports to Université Laval regarding our development activities on a bi-annual basis.

In consideration for the license granted under the Agreement, we have agreed to pay upfront royalties, annual royalties, and certain milestone payments tied to the start of clinical trial phases and, eventually commercial product sales.

Within 30 days of the Agreement, we shall enter into a sponsored research agreement with Université Laval for research to be performed at the university for a period of two years. In the event of a breach by either party, the Agreement may be cancelled upon 90 days written notice. We may terminate the Agreement, in whole or with respect to a particular patent or patent application, upon 60 days’ notice.

The foregoing is a summary of the material terms of the Agreement, which contains additional terms and covenants and should be reviewed in its entirety for additional information. The Agreement is filed herewith as Exhibit 10.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	License Agreement with Université Laval***
99.1	Press Release

*** The copy of the Agreement filed herewith has been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microlin Bio, Inc.

/s/ Joseph Hernandez

Joseph Hernandez
Executive Chairman

Date: February 10, 2016

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